Artisan Partners Asset Management Inc. Reports 3Q26 Results and Quarterly Dividend
Milwaukee, WI - October 27, 2026 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended September 30, 2026, and declared a quarterly dividend.
Chief Executive Officer Jason Gottlieb said: "Artisan Partners is a talent-driven investment platform. We bring together exceptional investors, the autonomy to pursue disciplined investment processes, the resources to execute them, and the time to build enduring investment franchises. We believe that combination is a powerful and distinctive advantage that enables us to generate exceptional investment results and compound wealth for clients. It defines who we are and how we intend to grow our business over time.

"Investment performance is the foundation of everything we do. Over 75% of our assets under management have outperformed their benchmarks over the five-year and ten-year periods, and 99% have outperformed since inception. Our long-term investment performance across investment teams, styles, asset classes, geographies, and inception dates demonstrates the value and repeatability of our business model and philosophy.

"Our third quarter business results reflect both the strengths and the realities of our business. Firmwide net outflows were $10.6 billion, driven by redemptions in our public-equity strategies, including previously reported redemptions of $1.9 billion associated with the U.S. Value team wind-down and $5.9 billion of rebalancing from a large client relationship.

"Our Credit team and EMsights Capital Group continue to demonstrate the growth potential of our expanding platform. Credit and alternative strategies generated approximately $1.1 billion of net inflows during the quarter, a 17% annualized growth rate, including $747 million in the Global Unconstrained strategy. Year-to-date, we have raised net $3.2 billion across credit and alternative strategies, representing a 20% annualized growth rate. We are also pleased that Grandview Property Partners closed on anchor capital for its next flagship fund. Having established strong investment track records in credit and alternatives, we are increasingly demonstrating our ability to translate investment excellence into meaningful business growth.

"Building on that success, we are pursuing opportunities to accelerate the expansion of our platform in fixed income and alternatives by recruiting new investment talent and through additional acquisitions, while working with existing investment teams to add capabilities, broaden investment degrees of freedom, and efficiently package and deliver our investment capabilities. We are progressing as planned toward the launch of our first ETF share classes in the fourth quarter and are developing an interval fund structure to bring our public- and private-credit capabilities to wealth clients.

"Assets under management ended the quarter at $168.7 billion. Revenues increased 4% to $312.5 million compared to the third quarter of 2025. On a GAAP basis, operating income increased 8% to $109.8 million, operating margin was 35.1% and earnings per share were $1.04. On an adjusted basis, operating income increased 2% to $110.9 million, operating margin contracted 70 basis points to 35.5% and earnings per share increased 1% to $1.03. Our balance sheet and cash generation provide the flexibility to continue investing in our people and platform while paying a healthy dividend.

"Investment excellence comes first. We cannot engineer short-term flow outcomes, and we have never built our business around trying to do so. We focus on creating the conditions for excellent investing and building successful businesses with our investment talent. That means bringing together exceptional talent, relevant strategies, the right vehicles, and effective sales and client service."

AUM and Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
	(unaudited, in millions)
Beginning assets under management	$183,389	$172,981	$175,545	$179,928	$161,208
Gross client cash inflows	7,886	8,797	6,084	25,871	19,331
Gross client cash outflows	(18,444)	(19,296)	(8,413)	(50,045)	(26,363)
Net client cash flows	(10,558)	(10,499)	(2,329)	(24,174)	(7,032)
Acquisitions[1]	—	—	—	880	—
Realizations[2]	(77)	(58)	—	(135)	—
Artisan Funds' distributions not reinvested[3]	(198)	(231)	(161)	(563)	(471)
Investment returns and other	(3,812)	21,196	8,251	12,808	27,601
Ending assets under management	$168,744	$183,389	$181,306	$168,744	$181,306
Average assets under management	$180,518	$181,874	$177,413	$181,616	$170,358

Financial Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$168.7	$183.4	$181.3	$168.7	$181.3
Average	180.5	181.9	177.4	181.6	170.4

Consolidated Financial Results (GAAP)
Revenues	$312.5	$307.9	$301.3	$923.4	$861.2
Operating income	109.8	84.6	101.8	288.6	268.1
Operating margin	35.1%	27.5%	33.8%	31.3%	31.1%
Net income attributable to Artisan Partners Asset Management Inc.	$75.2	$80.9	$66.8	$214.1	$195.5
Basic earnings per share	1.04	1.11	0.93	2.96	2.73
Diluted earnings per share	1.04	1.11	0.93	2.96	2.73

Adjusted[4] Financial Results
Adjusted operating income	$110.9	$101.4	$109.2	$306.5	$287.8
Adjusted operating margin	35.5%	32.9%	36.2%	33.2%	33.4%
Adjusted EBITDA[5]	$116.2	$106.0	$114.4	$320.6	$302.2
Adjusted net income	84.2	76.5	82.7	231.5	217.2
Adjusted net income per adjusted share	1.03	0.94	1.02	2.84	2.67

______________________________________
1 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
5 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Capital Management and Balance Sheet
Cash and cash equivalents were $352.4 million at September 30, 2026, compared to $214.4 million at December 31, 2025. During the September 30, 2026 quarter, the Company paid a dividend of $0.80 per share of Class A common stock with respect to the June 2026 quarter. The Company had total borrowings of $190.0 million at September 30, 2026 and December 31, 2025. On September 23, 2026, Artisan Partners Holdings LP replaced its existing $100 million revolving credit facility with a new $150 million five-year revolving credit facility that matures in September 2031. The previous facility was scheduled to mature in August 2027. There were no outstanding borrowings under the revolving credit facility at September 30, 2026.
Total stockholders’ equity was $485.3 million at September 30, 2026, compared to $478.1 million at December 31, 2025. The Company had 71.0 million Class A common shares outstanding at September 30, 2026. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.38x at September 30, 2026.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.88 per share of Class A common stock with respect to the September 2026 quarter. The variable quarterly dividend represents approximately 80% of the cash generated in the September 2026 quarter and will be paid on November 30, 2026, to shareholders of record as of the close of business on November 16, 2026. Based on our projections and subject to change, we expect some portion of the 2026 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter from operations. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards, with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend from the 20% withheld each quarter plus any discrete sources and uses of cash throughout the year, including gains realized upon seed capital redemptions and investments redeemed in connection with forfeited franchise capital awards.
*********

Conference Call
The Company will host a conference call on October 28, 2026, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Jason Gottlieb, Chief Executive Officer and President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10211561. A replay of the call will be available until November 4, 2026, at 9:00 a.m. (Eastern Time), by dialing 855.669.9658 or 412.317.0088 for international callers; the replay conference ID is 9164543. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, significant changes in client cash flows or declines in market value of the assets in the accounts we manage, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release except as required by law.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets of certain strategies for which Artisan Partners provides model portfolios to managed account sponsors, for which we earn only investment-related service fees. Model assets are generally reported on a lag not exceeding one quarter and represented $509 million, $382 million, and $114 million in aggregate as of September 30, 2026, June 30, 2026, and September 30, 2025, respectively. Artisan's definition of AUM is not based on any definition of AUM contained in Form ADV or in any of Artisan's investment management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results. In these materials we present relative performance, sourced from Artisan Partners, MSCI, Russell, S&P, JP Morgan and ICE BofA. Current performance may be lower or higher than the performance shown.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy's average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan's investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy's beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies' Excess Returns for each year calculated. Investment returns and other includes all changes in AUM not included in Excess Returns, client cash flows, acquisitions, realizations and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. YTD Relative performance as presented in these materials compares the performance of a strategy's composite to its respective index.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy / Franchise Strategy-MSCI All Country World Index; Global Discovery Strategy-MSCI All Country World Small Mid Cap Index; Non-U.S. Small-Mid Growth Strategy-MSCI All Country World Index Ex USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA U.S. High Yield Index; Credit Opportunities Strategy-ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy-S&P 500® Market Index; International Explorer Strategy-MSCI All Country World Index Ex USA Small Cap; Floating Rate Strategy-S&P UBS Leveraged Loan Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Global Special Situations Strategy-ICE BofA Global High Yield Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50; Emerging Markets Local Opportunities Strategy-J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index; China Post-Venture Strategy (Apr 1, 2021-Jun 30, 2025)-MSCI China SMID Cap Index; U.S. Mid-Cap Value Strategy (Apr 1, 1999-Aug 30, 2026)-Russell Midcap Value® Index; Value Equity Strategy (Jul 1, 2005-Aug 30, 2026)-Russell 1000 Value® Index; Value Income Strategy (Mar 1, 2022-Aug 30, 2026)-S&P 500® Market Index. Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service. The funds and strategies may not be available to all investors in all jurisdictions.
As used by Artisan Partners, "lift-out" refers to our process of recruiting proven investment talent to join the Company and providing that talent with the resources and support needed to build out a new investment team at Artisan Partners.
Grandview Property Partners, LLC is a separate, wholly-owned subsidiary and a registered investment adviser with the U.S. Securities and Exchange Commission.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Revenues
Management fees
Artisan Funds and Artisan Global Funds	$207.0	$198.0	$192.5	$597.9	$546.8
Separate accounts and other	105.5	109.7	108.8	325.1	314.4
Performance fees	—	0.2	—	0.4	—
Total revenues	312.5	307.9	301.3	923.4	861.2

Operating expenses
Compensation and benefits	162.2	182.0	163.3	512.9	484.3
Distribution, servicing and marketing	7.8	7.7	7.5	23.0	20.7
Occupancy	7.0	7.0	7.4	21.1	22.1
Communication and technology	14.4	14.0	12.7	42.2	39.2
General and administrative	11.1	12.3	8.6	34.9	26.8
Amortization of intangible assets	0.2	0.3	—	0.7	—
Total operating expenses	202.7	223.3	199.5	634.8	593.1
Operating income	109.8	84.6	101.8	288.6	268.1
Interest expense	(2.2)	(2.2)	(2.3)	(6.5)	(6.5)
Interest income on cash and cash equivalents and other	3.1	2.3	2.6	7.3	6.5
Gain (loss) on non-operating liabilities	1.1	(0.2)	0.6	0.9	0.6
Net investment gain (loss) of consolidated investment products	0.4	12.7	8.7	10.6	38.5
Net investment gain (loss) of nonconsolidated investment products	(3.8)	29.5	12.0	20.6	34.4
Total non-operating income (expense)	(1.4)	42.1	21.6	32.9	73.5
Income before income taxes	108.4	126.7	123.4	321.5	341.6
Provision for income taxes	19.7	25.9	36.9	64.4	81.8
Net income before noncontrolling interests	88.7	100.8	86.5	257.1	259.8
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	13.3	15.1	15.0	39.5	40.3
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	0.2	4.8	4.7	3.5	24.0
Net income attributable to Artisan Partners Asset Management Inc.	$75.2	$80.9	$66.8	$214.1	$195.5

Basic earnings per share - Class A common shares	$1.04	$1.11	$0.93	$2.96	$2.73
Diluted earnings per share - Class A common shares	$1.04	$1.11	$0.93	$2.96	$2.73

Average shares outstanding
Class A common shares	66.4	66.4	65.7	66.3	65.6
Participating unvested restricted share-based awards	5.2	5.2	5.3	5.2	5.4
Total average shares outstanding	71.6	71.6	71.0	71.5	71.0

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$75.2	$80.9	$66.8	$214.1	$195.5
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	13.3	15.1	15.0	39.5	40.3
Add back: Provision for income taxes	19.7	25.9	36.9	64.4	81.8
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	1.1	16.8	7.4	17.9	19.7
Add back: Change in fair value of contingent consideration	(0.1)	0.2	—	0.1	—
Add back: Net (gain) loss on the tax receivable agreements	(1.0)	—	(0.6)	(1.0)	(0.6)
Add back: Net investment (gain) loss of investment products attributable to APAM	3.6	(37.3)	(15.7)	(27.6)	(48.3)
Less: Adjusted provision for income taxes	27.6	25.1	27.1	75.9	71.2
Adjusted net income (Non-GAAP)	$84.2	$76.5	$82.7	$231.5	$217.2

Average shares outstanding
Class A common shares	66.4	66.4	65.7	66.3	65.6

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.2	5.2	5.3	5.2	5.4
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.1	10.1	10.2	10.1	10.2
Adjusted shares	81.7	81.7	81.2	81.6	81.2

Basic and diluted earnings per share (GAAP)	$1.04	$1.11	$0.93	$2.96	$2.73
Adjusted net income per adjusted share (Non-GAAP)	$1.03	$0.94	$1.02	$2.84	$2.67

Operating income (GAAP)	$109.8	$84.6	$101.8	$288.6	$268.1
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	1.1	16.8	7.4	17.9	19.7
Adjusted operating income (Non-GAAP)	$110.9	$101.4	$109.2	$306.5	$287.8

Operating margin (GAAP)	35.1%	27.5%	33.8%	31.3%	31.1%
Adjusted operating margin (Non-GAAP)	35.5%	32.9%	36.2%	33.2%	33.4%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$75.2	$80.9	$66.8	$214.1	$195.5
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	13.3	15.1	15.0	39.5	40.3
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	1.1	16.8	7.4	17.9	19.7
Add back: Change in fair value of contingent consideration	(0.1)	0.2	—	0.1	—
Add back: Net (gain) loss on the tax receivable agreements	(1.0)	—	(0.6)	(1.0)	(0.6)
Add back: Net investment (gain) loss of investment products attributable to APAM	3.6	(37.3)	(15.7)	(27.6)	(48.3)
Add back: Interest expense	2.2	2.2	2.3	6.5	6.5
Add back: Provision for income taxes	19.7	25.9	36.9	64.4	81.8
Add back: Depreciation and amortization	2.2	2.2	2.3	6.7	7.3
Adjusted EBITDA (Non-GAAP)	$116.2	$106.0	$114.4	$320.6	$302.2

Supplemental Non-GAAP Financial Information
The Company's management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) change in fair value of contingent consideration, (5) non-recurring expenses (if any) and (6) adjustments to deferred taxes as a result of the enactment of tax laws (if any). These adjusted measures also remove the non-operational complexities of the Company's structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company's profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company's non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, (4) change in fair value of contingent consideration, (5) non-recurring expenses (if any) and (6) adjustments to deferred taxes as a result of the enactment of tax laws (if any). Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and non-recurring expenses.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.
Change in fair value of contingent consideration represents the income (expense) associated with the change in fair value of acquisition-related contingent consideration.
Non-recurring expenses (if any) represents non-recurring professional fees that are not reflective of core operations.
Adjustments to income tax expense as a result of the enactment of tax laws (if any) relates to the remeasurement of deferred tax assets upon enactment.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$352.4	$214.4
Accounts receivable	132.8	154.5
Investment securities	253.3	228.0
Deferred tax assets	330.8	354.7
Goodwill	40.3	—
Other intangible assets, net	7.5	—
Assets of consolidated investment products	228.6	462.0
Operating lease assets	109.1	105.3
Other	60.7	58.4
Total assets	$1,515.5	$1,577.3

Liabilities and equity
Accounts payable, accrued expenses and other	$43.5	$32.4
Accrued short-term incentive compensation	124.4	28.9
Accrued long-term incentive compensation	131.2	105.4
Contingent consideration	25.9	—
Operating lease liabilities	123.8	120.9
Borrowings	189.3	189.1
Amounts payable under tax receivable agreements	265.1	303.4
Liabilities of consolidated investment products	26.6	14.8
Total liabilities	929.8	794.9

Redeemable noncontrolling interests	100.4	304.3
Total stockholders’ equity	485.3	478.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,515.5	$1,577.3

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Grandview Property Partners	Total
September 30, 2026
Beginning assets under management	$29,778	$16,885	$1,779	$58,368	$40,035	$3,508	$16,510	$3,292	$2,816	$4,309	$5,272	$837	$183,389
Gross client cash inflows	923	368	10	2,157	909	659	936	311	407	128	1,010	68	7,886
Gross client cash outflows	(2,999)	(466)	(1,871)	(2,571)	(7,310)	(301)	(729)	(626)	(457)	(941)	(154)	(19)	(18,444)
Net client cash flows	(2,076)	(98)	(1,861)	(414)	(6,401)	358	207	(315)	(50)	(813)	856	49	(10,558)
Realizations[1]	—	—	—	—	—	—	—	—	—	—	—	(77)	(77)
Artisan Funds' distributions not reinvested[2]	—	—	—	(77)	—	—	(111)	—	—	—	(10)	—	(198)
Investment returns and other	(1,407)	(636)	82	(1,479)	(409)	(9)	(229)	130	(127)	143	156	(27)	(3,812)
Ending assets under management	$26,295	$16,151	$—	$56,398	$33,225	$3,857	$16,377	$3,107	$2,639	$3,639	$6,274	$782	$168,744
Average assets under management[3]	$27,983	$16,774	$1,176	$58,835	$39,208	$3,669	$16,648	$3,294	$2,765	$4,002	$5,759	$796	$180,518

June 30, 2026
Beginning assets under management	$28,283	$15,849	$7,506	$51,743	$35,804	$2,781	$15,530	$3,145	$2,346	$4,332	$4,763	$899	$172,981
Gross client cash inflows	1,844	491	126	2,580	842	463	1,279	266	291	116	499	—	8,797
Gross client cash outflows	(4,630)	(1,077)	(6,483)	(3,193)	(1,431)	(227)	(591)	(681)	(318)	(520)	(145)	—	(19,296)
Net client cash flows	(2,786)	(586)	(6,357)	(613)	(589)	236	688	(415)	(27)	(404)	354	—	(10,499)
Realizations[1]	—	—	—	—	—	—	—	—	—	—	—	(58)	(58)
Artisan Funds' distributions not reinvested[2]	—	—	—	(115)	—	—	(110)	—	—	—	(6)	—	(231)
Investment returns and other	4,281	1,622	630	7,353	4,820	491	402	562	497	381	161	(4)	21,196
Ending assets under management	$29,778	$16,885	$1,779	$58,368	$40,035	$3,508	$16,510	$3,292	$2,816	$4,309	$5,272	$837	$183,389
Average assets under management	$28,535	$17,231	$5,675	$56,112	$38,820	$3,316	$16,099	$3,303	$2,627	$4,249	$5,037	$870	$181,874

September 30, 2025
Beginning assets under management	$36,748	$15,161	$7,765	$50,871	$32,906	$2,047	$13,096	$4,784	$2,540	$5,856	$3,771	$—	$175,545
Gross client cash inflows	638	486	204	1,410	1,387	149	1,087	158	85	248	232	—	6,084
Gross client cash outflows	(2,827)	(492)	(236)	(2,062)	(900)	(88)	(400)	(86)	(145)	(1,084)	(93)	—	(8,413)
Net client cash flows	(2,189)	(6)	(32)	(652)	487	61	687	72	(60)	(836)	139	—	(2,329)
Artisan Funds' distributions not reinvested[2]	—	—	—	(61)	—	—	(97)	—	—	—	(3)	—	(161)
Investment returns and other	2,191	760	79	2,498	1,792	247	305	106	61	45	167	—	8,251
Ending assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$—	$181,306
Average assets under management	$36,558	$15,363	$7,756	$51,856	$33,630	$2,145	$13,515	$4,824	$2,508	$5,364	$3,894	$—	$177,413
______________________________________
1 Represents the distribution of realized proceeds from the disposition of assets.
2 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
3 Average AUM for the U.S. Value team reflects the period through the completion of the team's wind-down on August 30, 2026.

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds and Artisan Global Funds	Separate Accounts and Other [1]	Total
September 30, 2026
Beginning assets under management	$93,447	$89,942	$183,389
Gross client cash inflows	5,891	1,995	7,886
Gross client cash outflows	(6,958)	(11,486)	(18,444)
Net client cash flows	(1,067)	(9,491)	(10,558)
Realizations[2]	—	(77)	(77)
Artisan Funds' distributions not reinvested[3]	(198)	—	(198)
Investment returns and other	(1,941)	(1,871)	(3,812)
Ending assets under management	$90,241	$78,503	$168,744
Average assets under management	$93,742	$86,776	$180,518

June 30, 2026
Beginning assets under management	$84,459	$88,522	$172,981
Gross client cash inflows	5,831	2,966	8,797
Gross client cash outflows	(6,858)	(12,438)	(19,296)
Net client cash flows	(1,027)	(9,472)	(10,499)
Realizations[2]	—	(58)	(58)
Artisan Funds' distributions not reinvested[3]	(231)	—	(231)
Investment returns and other	10,274	10,922	21,196
Net transfers[4]	(28)	28	—
Ending assets under management	$93,447	$89,942	$183,389
Average assets under management	$90,469	$91,405	$181,874

September 30, 2025
Beginning assets under management	$85,626	$89,919	$175,545
Gross client cash inflows	4,538	1,546	6,084
Gross client cash outflows	(5,682)	(2,731)	(8,413)
Net client cash flows	(1,144)	(1,185)	(2,329)
Artisan Funds' distributions not reinvested[3]	(161)	—	(161)
Investment returns and other	3,719	4,532	8,251
Ending assets under management	$88,040	$93,266	$181,306
Average assets under management	$86,644	$90,769	$177,413
______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, Artisan-branded collective investment trusts and in our own private funds, as well as certain assets managed by the Credit team in custom, investor-driven mandates and assets under advisement for certain strategies for which we provide model portfolios to managed account sponsors.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value Group	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Grandview Property Partners	Total
September 30, 2026
Beginning assets under management	$31,259	$15,907	$7,880	$54,010	$37,264	$2,537	$15,051	$4,283	$2,446	$4,913	$4,378	$—	$179,928
Gross client cash inflows	4,651	1,408	317	6,871	3,071	1,524	3,587	835	1,059	433	2,047	68	25,871
Gross client cash outflows	(11,024)	(2,578)	(8,601)	(9,367)	(10,211)	(678)	(1,931)	(1,950)	(1,132)	(2,070)	(484)	(19)	(50,045)
Net client cash flows	(6,373)	(1,170)	(8,284)	(2,496)	(7,140)	846	1,656	(1,115)	(73)	(1,637)	1,563	49	(24,174)
Acquisitions[1]	—	—	—	—	—	—	—	—	—	—	—	880	880
Realizations[2]	—	—	—	—	—	—	—	—	—	—	—	(135)	(135)
Artisan Funds' distributions not reinvested[3]	—	—	—	(221)	—	—	(322)	—	—	—	(20)	—	(563)
Investment returns and other	1,409	1,414	404	5,105	3,101	474	(8)	(61)	266	363	353	(12)	12,808
Ending assets under management	$26,295	$16,151	$—	$56,398	$33,225	$3,857	$16,377	$3,107	$2,639	$3,639	$6,274	$782	$168,744
Average assets under management[4]	$28,945	$16,915	$5,361	$56,668	$38,578	$3,276	$16,055	$3,497	$2,627	$4,300	$5,155	$851	$181,616

September 30, 2025
Beginning assets under management	$38,445	$12,934	$7,597	$44,295	$28,679	$1,552	$11,942	$4,100	$2,211	$6,544	$2,909	$—	$161,208
Gross client cash inflows	2,693	887	334	6,615	2,880	440	3,137	572	329	512	932	—	19,331
Gross client cash outflows	(8,450)	(2,089)	(573)	(5,931)	(3,443)	(218)	(1,704)	(498)	(439)	(2,801)	(217)	—	(26,363)
Net client cash flows	(5,757)	(1,202)	(239)	684	(563)	222	1,433	74	(110)	(2,289)	715	—	(7,032)
Artisan Funds' distributions not reinvested[3]	—	—	—	(186)	—	—	(279)	—	—	—	(6)	—	(471)
Investment returns and other	4,062	4,183	454	7,863	7,069	581	895	788	440	810	456	—	27,601
Ending assets under management	$36,750	$15,915	$7,812	$52,656	$35,185	$2,355	$13,991	$4,962	$2,541	$5,065	$4,074	$—	$181,306
Average assets under management	$36,673	$14,454	$7,609	$49,142	$31,748	$1,845	$12,780	$4,523	$2,343	$5,712	$3,529	$—	$170,358

______________________________________
1 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
2 Represents the distribution of realized proceeds from the disposition of assets.
3 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
4 Average AUM for Grandview Property Partners is for the period beginning January 2, 2026, when the team was acquired. Average AUM for the U.S. Value team reflects the period through the completion of the team's wind-down on August 30, 2026.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Vehicle
	Artisan Funds and Artisan Global Funds	Separate Accounts and Other [1]	Total
September 30, 2026
Beginning assets under management	$87,875	$92,053	$179,928
Gross client cash inflows	18,075	7,796	25,871
Gross client cash outflows	(21,240)	(28,805)	(50,045)
Net client cash flows	(3,165)	(21,009)	(24,174)
Acquisitions[2]	—	880	880
Realizations[3]	—	(135)	(135)
Artisan Funds' distributions not reinvested[4]	(563)	—	(563)
Investment returns and other	6,122	6,686	12,808
Net transfers[5]	(28)	28	—
Ending assets under management	$90,241	$78,503	$168,744
Average assets under management	$91,160	$90,456	$181,616

September 30, 2025
Beginning assets under management	$77,614	$83,594	$161,208
Gross client cash inflows	14,024	5,307	19,331
Gross client cash outflows	(15,918)	(10,445)	(26,363)
Net client cash flows	(1,894)	(5,138)	(7,032)
Artisan Funds' distributions not reinvested[4]	(471)	—	(471)
Investment returns and other	12,818	14,783	27,601
Net transfers[5]	(27)	27	—
Ending assets under management	$88,040	$93,266	$181,306
Average assets under management	$82,857	$87,501	$170,358

______________________________________
1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, Artisan-branded collective investment trusts and in our own private funds, as well as certain assets managed by the Credit team in custom, investor-driven mandates and assets under advisement for certain strategies for which we provide model portfolios to managed account sponsors.
2 Reflects AUM obtained in connection with the closing of the Grandview Property Partners acquisition on January 2, 2026.
3 Represents the distribution of realized proceeds from the disposition of assets.
4 Reflects the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.
5 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2026
(unaudited)

	Composite Inception Date							Average Annual Value-Added [4] Since Inception (bps)
		Strategy AUM (in $MM)[3]	Average Annual Total Returns (%)
Investment Team and Strategy[2]			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$11,932	1.98%	14.49%	4.05%	11.60%	10.76%	286
MSCI All Country World Index			16.75%	21.71%	11.57%	12.37%	7.90%
Global Discovery Strategy	9/1/2017	$1,858	6.58%	15.32%	4.04%	---	12.85%	409
MSCI All Country World Small Mid Cap Index			13.37%	17.12%	6.99%	---	8.76%
U.S. Mid-Cap Growth Strategy	4/1/1997	$8,878	7.29%	15.50%	2.45%	12.41%	14.22%	452
Russell® Midcap Index			12.02%	17.18%	8.03%	11.16%	10.46%
Russell® Midcap Growth Index			(2.73)%	15.34%	4.91%	11.85%	9.70%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,664	16.03%	16.03%	1.05%	11.74%	10.68%	258
Russell® 2000 Index			16.20%	17.70%	6.33%	9.83%	9.28%
Russell® 2000 Growth Index			12.05%	17.53%	4.71%	9.89%	8.10%
Franchise Strategy	10/1/2024	$963	(8.18)%	---	---	---	6.68%	(1,033)
MSCI All Country World Index			16.75%	---	---	---	17.01%
Global Equity Team
Global Equity Strategy	4/1/2010	$394	8.41%	27.61%	11.32%	14.67%	13.45%	317
MSCI All Country World Index			16.75%	21.71%	11.57%	12.37%	10.28%
Non-U.S. Growth Strategy	1/1/1996	$15,757	12.23%	22.85%	10.36%	10.59%	10.29%	444
MSCI EAFE Index			15.69%	18.38%	9.32%	9.06%	5.85%
International Value Group
International Value Strategy	7/1/2002	$54,995	15.45%	17.55%	12.33%	11.55%	12.07%	497
MSCI EAFE Index			15.69%	18.38%	9.32%	9.06%	7.10%
International Explorer Strategy	11/1/2020	$1,364	29.64%	23.30%	12.13%	---	17.90%	650
MSCI All Country World Index Ex USA Small Cap			14.66%	17.87%	6.74%	---	11.40%
Global Special Situations Strategy	4/1/2025	$39	11.81%	---	---	---	11.03%	554
ICE BofA Global High Yield Index			0.90%	---	---	---	5.49%
Global Value Team
Global Value Strategy	7/1/2007	$32,185	16.66%	22.61%	13.76%	12.45%	10.25%	265
MSCI All Country World Index			16.75%	21.71%	11.57%	12.37%	7.60%
Select Equity Strategy	3/1/2020	$1,040	22.69%	25.00%	13.93%	---	15.98%	(128)
S&P 500 Index			15.74%	22.87%	13.78%	---	17.26%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$3,857	22.25%	25.41%	9.64%	10.66%	7.51%	86
MSCI Emerging Markets Index			29.22%	24.07%	8.94%	9.08%	6.65%
Credit Team
High Income Strategy	4/1/2014	$14,107	1.77%	8.70%	5.14%	6.88%	6.90%	221
ICE BofA US High Yield Index			1.39%	7.93%	3.55%	4.94%	4.69%
Credit Opportunities Strategy	7/1/2017	$436	1.30%	12.35%	10.58%	---	12.58%	984
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			3.82%	4.68%	3.78%	---	2.74%
Floating Rate Strategy	1/1/2022	$305	5.19%	7.65%	---	---	7.09%	80
S&P UBS Leveraged Loan Index			4.65%	7.10%	---	---	6.29%
Custom Credit Solutions [5]	7/1/2025	$1,529	---	---	---	---	---	---
Developing World Team
Developing World Strategy	7/1/2015	$3,107	(7.37)%	17.46%	0.98%	11.47%	10.75%	312
MSCI Emerging Markets Index			29.22%	24.07%	8.94%	9.08%	7.63%
Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,431	12.10%	26.40%	12.37%	---	18.77%	374
S&P 500 Index			15.74%	22.87%	13.78%	---	15.03%
Antero Peak Hedge Strategy	11/1/2017	$208	10.31%	23.20%	10.44%	---	13.90%	(92)
S&P 500 Index			15.74%	22.87%	13.78%	---	14.82%

International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$3,639	13.19%	13.91%	2.68%	---	11.09%	77
MSCI All Country World Index Ex USA Small Mid Cap			15.97%	18.68%	7.37%	---	10.32%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$2,659	12.65%	11.95%	---	---	11.44%	733
ICE BofA 3-month Treasury Bill Index			3.65%	4.49%	---	---	4.11%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$1,646	14.32%	14.43%	---	---	13.62%	742
J.P. Morgan EMB Hard Currency/Local Currency 50-50			3.04%	8.38%	---	---	6.20%
Emerging Markets Local Opportunities Strategy	8/1/2022	$1,969	10.32%	13.02%	---	---	12.07%	443
J.P. Morgan GBI-EM Global Diversified Index			3.92%	8.15%	---	---	7.64%
Grandview Property Partners [6]
Grandview Property Partners	---	$782	---	---	---	---	---	---

Total Assets Under Management		$168,744
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 17% of our assets under management at September 30, 2026, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 The wind down of the U.S. Value team was completed August 30, 2026 and therefore the team had no AUM outstanding as of September 30, 2026.
3 AUM for Artisan Sustainable Emerging Markets, U.S. Mid-Cap Growth, Global Value and Antero Peak strategies includes $508.8 million in aggregate for which Artisan Partners provides investment models to managed account sponsors (generally reported on a lag not exceeding one quarter).
4 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
5 Custom Credit Solutions represents assets managed by the Credit team within custom, investor-driven mandates for which there is no combined performance track record. A portion of these assets under management was previously reported under the High Income strategy.
6 Grandview Property Partners' AUM reflects assets managed across Grandview's flagship fund and co-investment program. Performance information for the Grandview Funds is not reported.